Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Funds Trust

We consent to the use of our report dated May 23, 2019, with respect to the financial statements of Voya Short Term Bond Fund, a series of Voya Funds Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

October 18, 2019